Exhibit 99.1
ManTech Announces Financial Results for
Fourth Quarter and Fiscal Year 2017

•	Revenues: $462 million for the fourth quarter, $1.72 billion for the fiscal year

•	Operating Margin: 5.6% for the fourth quarter, 5.7% for the fiscal year

•	Diluted EPS: $1.73 for the fourth quarter, $2.91 for the fiscal year inclusive of one-time benefit related to the Tax Cuts and Jobs Act of 2017 ("Tax Act")

•	Adjusted Diluted EPS (Non-GAAP): $0.45 for the fourth quarter, $1.62 for the fiscal year

•	Book-to-Bill Ratio: 2.4 for the fourth quarter and fiscal year

•	Cash Flow from Operations: $38 million for the fourth quarter, $153 million for the fiscal year

•	Raises quarterly cash dividend from $0.21 to $0.25 per share

FAIRFAX, Va., February 21, 2018 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the fourth quarter and full fiscal year 2017, which ended December 31, 2017.

ManTech President and Chief Executive Officer Kevin M. Phillips said, "2017 was a remarkable year, marked by robust contract awards, solid organic revenue growth, increased profits, strong cash flow and prudent capital deployment. ManTech's continued success in 2017 was driven by our talented employees' steadfast focus on our customers' important national and homeland security missions. As we look to 2018, the increasing market opportunity set coupled with our recent large contract awards position us well to deliver continued organic growth and further enhance long-term shareholder value."

Summary Operating Results

	Three months ended December 31,		Year Ended December 31,
(In Millions Except Per Share Amounts)	2017	2016	2017	2016
Revenues	$462.3	$394.2	$1,717.0	$1,601.6
Operating Income	$25.7	$21.3	$98.2	$91.0
Operating Income Margin	5.6%	5.4%	5.7%	5.7%
Net Income	$68.4	$13.7	$114.1	$56.4
Diluted Earnings Per Share	$1.73	$0.35	$2.91	$1.47
Adjusted Net Income (1)	$17.8	$13.7	$63.5	$56.4
Adjusted Diluted Earnings Per Share (1)	$0.45	$0.35	$1.62	$1.47
(1) Information about ManTech's use of non-GAAP financial information is provided under "Non-GAAP Financial Measures."

As a result of increased demand for our services and solutions, revenues for the quarter were $462.3 million, up 17% compared to the fourth quarter of 2016. Revenues for the year were $1.72 billion, up 7% compared to 2016. Revenue growth was driven by a combination of organic expansion from recent contract awards and acquisitions.

Operating income was $25.7 million for the quarter, up 21% compared to the fourth quarter of 2016. For the fiscal year, operating income was $98.2 million, up 8% compared to 2016. Operating margin was up compared to the fourth quarter of 2016, and remained consistent year over year.

On a GAAP basis, net income was $68.4 million and diluted earnings per share was $1.73 for the quarter. For the year, net income was $114.1 million and diluted earnings per share was $2.91.

During the fourth quarter, the Company recorded a reduction to its income tax expense of approximately $51 million from the re-measurement of our existing deferred tax assets and liabilities due to the enactment of the Tax Cuts and Jobs Act of 2017. Adjusted net income, which excludes the re-measurement caused by the Tax Act, was $17.8 million for the quarter, up 29% compared to the fourth quarter of 2016, and was $63.5 million for the full year, up 13% compared to 2016. Adjusted diluted earnings per share was $0.45 for the quarter, up 29% compared to the fourth quarter of 2016 and was $1.62 for the full year, up 10% compared to 2016.

Cash Management and Capital Deployment

Three months ended December 31,	Year Ended December 31,
(In Millions Except Per Share Amounts)	2017	2016	2017	2016
Net Income	$68.4	$13.7	$114.1	$56.4
Cash Flow from Operations	$37.7	$12.6	$153.0	$95.8
Operating Cash Flow Multiple of Net Income	0.6	x	0.9	x	1.3	x	1.7	x
Capital Expenditures	$28.0	$3.4	$38.9	$10.4
Days Sales Outstanding (DSO)	61	73
Cash and Cash Equivalents, End of Period	$9.5	$64.9
Current and Long Term Debt, End of Period	$31.0	$—

Cash flow from operations for the quarter was $38 million. For the year, cash flow from operations totaled $153 million. Days sales outstanding (DSO) were 61 days, an improvement of 12 days compared to the fourth quarter of 2016.

During the quarter, the Company paid $8.2 million, or $0.21 per share, as part of its regular cash dividend program to its common stockholders of record as of December 8, 2017. As of December 31, 2017, the Company had $9.5 million in cash and cash equivalents and $31 million of outstanding borrowings on its $500 million revolving-credit facility, which provides the Company with ample financial capacity to pursue acquisitions and issue dividends while maintaining a strong balance sheet.

The Company has increased the amount of its quarterly cash dividend from $0.21 to $0.25 per share. The Board of Directors has declared a quarterly dividend of $0.25 to be paid on March 23, 2018 to all common stockholders of record as of March 9, 2018, as part of its regular quarterly cash dividend program. Based on the average of recent trading prices the new annual yield is approximately 1.9%. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $1.1 billion in the quarter and $4.2 billion for the year, representing a book-to-bill ratio of 2.4 in both periods. In 2017, approximately 50% of the awards were for new business. Book-to-bill ratios for both the quarter and the fiscal year reflect an improving awards environment and strong market positioning for ManTech. Proposal activity remains robust and the Company expects contract awards to continue at a healthy pace in 2018. Large, single award contracts contributing to the quarterly bookings include:

•
Vehicle Engineering Maintenance and Operations Support (VEMOS) for the Army. ManTech was awarded a 5-year contract totaling $847 million to provide a wide range of sustainment support services, which includes operational engineering and logistics support globally for approximately 25,000 vehicles including the Army's Mine-Resistant Ambush Protected vehicles or MRAPs.

•
Intelligence Analysis Support for the Army Intelligence and Security Command (INSCOM). ManTech was awarded a 5-year contract totaling $133 million to provide intelligence analysis services in support of counterintelligence and counterterrorism missions.

Additional contract awards in the quarter include several extensions to existing contracts and new contracts from various customers.

Forward Guidance

The Company expects to achieve revenue, net income, and diluted earnings per share in 2018 as specified in the table below.

Measure	Fiscal 2018 Guidance
Revenue (billion)	$1.88B - $1.95B
Net Income (million)	$78.6M - $82.3M
Diluted Earnings per Share	$1.96 - $2.05

The guidance is supported by a backlog of business at the end of the fiscal year of $7.1 billion, including $1.4 billion of funded backlog, as well as a strong pipeline of new opportunities and improving government funding levels.

ManTech Chief Financial Officer Judith L. Bjornaas said, “I am pleased to end the fiscal year with strong operating performance, record bookings, organic growth and strong cash flow. We feel confident forecasting robust growth for fiscal year 2018 based on the momentum of our current programs and recent bookings. In 2018, we will continue to focus our capital deployment on acquisitions to support long-term business growth and we are increasing our current cash dividend to provide a steady return to our shareholders.”

Conference Call

ManTech executive management will hold a conference call on February 21, 2018, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing (877) 638-9567 (domestic) or (253) 237-1032 (international) and entering passcode 1592819. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech provides mission-focused technology solutions and services for U.S. defense, intelligence community and federal civilian agencies. Now in our 50th year, we excel in full-spectrum cyber, data collection & analytics, enterprise IT, systems engineering and software application development solutions that support national and homeland security. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import, are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate include, but are not limited to, the following: failure to maintain our relationship with the U.S. government, or failure to compete effectively for new contract awards or to retain existing U.S. government contracts; inability to recruit and retain sufficient number of employees with specialized skill sets or necessary security clearances who are in great demand and limited supply; adverse changes in U.S. government spending for programs we support, whether due to changing mission priorities, socio-economic policies that reduce the contracts that we may bid on, cost reduction and efficiency initiatives by our customers, or other federal budget constraints generally; issues relating to competing effectively for awards procured through the competitive bidding process, including the adverse impact of delay caused by competitors’ protests of contracts awards received by us; failure to obtain option awards, task orders or funding under contracts; failure to realize the full amount of our backlog or adverse changes in the timing of receipt of revenues under contracts included in backlog; renegotiation, modification or termination of our contracts, or failure to perform in conformity with contract terms or our expectations; disruption of our business or damage to our reputation resulting from security breaches in customer systems, internal systems or services failures (including as a result of cyber or other security threats), or employee or subcontractor misconduct; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; increased exposure to risks associated with conducting business internationally; adverse changes in business conditions that may cause our investments in recorded goodwill to become impaired; non-compliance with, or adverse changes in, complex U.S. government laws, procurement regulations or processes; and adverse results of U.S. government audits or other investigations of our government contracts. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 22, 2017, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share and Per Share Amounts)

	(unaudited)
	December 31,
	2017	2016
ASSETS
Cash and cash equivalents	$9,451	$64,936
Receivables—net	311,410	320,677
Prepaid expenses and other	46,207	34,423
Contractual inventory	96	1,277
Total Current Assets	367,164	421,313
Goodwill	1,084,560	955,874
Other intangible assets—net	194,348	154,931
Property and equipment—net	46,082	23,121
Employee supplemental savings plan assets	33,555	29,383
Investments	11,843	11,691
Other assets	6,923	2,151
TOTAL ASSETS	$1,744,475	$1,598,464
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	$122,405	$108,888
Accrued salaries and related expenses	87,064	70,768
Billings in excess of revenue earned	18,816	11,998
Total Current Liabilities	228,285	191,654
Long term debt, net of current portion	31,000	—
Deferred income taxes—non-current	97,194	122,081
Accrued retirement	34,517	30,581
Other long-term liabilities	10,505	12,481
TOTAL LIABILITIES	401,501	356,797
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 26,285,773 and 25,795,973 shares issued at December 31, 2017 and 2016; 26,041,660 and 25,551,860 shares outstanding at December 31, 2017 and 2016	263	258
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,189,245 and 13,190,745 shares issued and outstanding at December 31, 2017 and 2016	132	132
Additional paid-in capital	492,030	471,906
Treasury stock, 244,113 and 244,113 shares at cost at December 31, 2017 and 2016	(9,158)	(9,158)
Retained earnings	860,027	778,710
Accumulated other comprehensive loss	(320)	(181)
TOTAL STOCKHOLDERS' EQUITY	1,342,974	1,241,667
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,744,475	$1,598,464

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited)		(unaudited)
	Three months ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
REVENUES	$462,285	$394,178	$1,717,018	$1,601,596
Cost of services	394,592	338,456	1,463,599	1,369,775
General and administrative expenses	41,964	34,418	155,225	140,858
OPERATING INCOME	25,729	21,304	98,194	90,963
Interest expense	(510)	(239)	(1,375)	(1,097)
Interest income	15	22	104	121
Other income (expense), net	84	(62)	319	83
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	25,318	21,025	97,242	90,070
Benefit (provision) for income taxes	43,089	(7,346)	16,859	(33,786)
Equity in gains (losses) of unconsolidated subsidiaries	(37)	50	40	107
NET INCOME	$68,370	$13,729	$114,141	$56,391

BASIC EARNINGS PER SHARE:
Class A common stock	$1.75	$0.36	$2.94	$1.48
Class B common stock	$1.75	$0.36	$2.94	$1.48
DILUTED EARNINGS PER SHARE:
Class A common stock	$1.73	$0.35	$2.91	$1.47
Class B common stock	$1.73	$0.35	$2.91	$1.47

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited)
	Year Ended December 31,
	2017	2016
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income	$114,141	$56,391
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,792	30,191
Deferred income taxes	(24,815)	18,254
Stock-based compensation	6,319	3,323
(Gain) loss on sale and retirement of property and equipment	76	(12)
Equity in gains of unconsolidated subsidiaries	(40)	(107)
Excess tax benefits from the exercise of stock options	—	(1,656)
Change in assets and liabilities—net of effects from acquired businesses:
Receivables-net	18,643	(5,611)
Prepaid expenses and other	(7,422)	(10,641)
Contractual inventory	1,181	(1,277)
Employee supplemental savings plan asset	(4,172)	(1,826)
Accounts payable and accrued expenses	(541)	(162)
Accrued salaries and related expenses	13,095	6,926
Billings in excess of revenue earned	1,177	(687)
Accrued retirement	3,936	704
Other	(2,412)	1,954
Net cash flow from operating activities	152,958	95,764
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Acquisition of businesses-net of cash acquired	(177,193)	(60,556)
Purchases of property and equipment	(31,118)	(7,662)
Investment in capitalized software for internal use	(7,744)	(2,748)
Deferred contract costs	(2,877)	—
Payments to acquire investments	(110)	(1,183)
Proceeds from sale of property and equipment	3	17
Net cash flow from (used in) investing activities	(219,039)	(72,132)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Borrowings under revolving credit facility	136,500	—
Repayments under revolving credit facility	(105,500)	—
Dividends paid	(32,705)	(32,139)
Proceeds from exercise of stock options	13,624	30,562
Debt issuance costs	(1,323)	(89)
Excess tax benefits from the exercise of stock options	—	1,656
Net cash flow from (used in) financing activities	10,596	(10)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(55,485)	23,622
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	64,936	41,314
CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,451	$64,936

Non-GAAP Financial Measures

To supplement the review of ManTech's consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP calculations of certain financial measures. These measures include adjusted net income and adjusted diluted earnings per share. Each of these calculations excludes the impact of the re-measurement of deferred tax assets and liabilities, and therefore is considered a non-GAAP financial measure. We believe these are important calculations to help investors understand actual results compared to guidance and expectations communicated prior to the enactment of the Tax Act.

(In Thousands Except Per Share Amounts)

	(unaudited)
	Three months ended December 31,	Year Ended December 31,
	2017	2017
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	$25,318	$97,242
Benefit for income taxes	43,089	16,859
Effective income tax rate	(170.4)%	(17.3)%
Non-GAAP adjustment for 2017 Tax Cuts and Jobs Act	(50,605)	(50,605)
Adjusted non-GAAP provision for income taxes	(7,516)	(33,746)
Adjusted non-GAAP effective income tax rate	29.7%	34.7%
Equity in gains (losses) of unconsolidated subsidiaries	(37)	40
ADJUSTED NET INCOME	$17,765	$63,536

ADJUSTED BASIC EARNINGS PER SHARE:
Class A common stock	$0.45	$1.63
Class B common stock	$0.45	$1.63
ADJUSTED DILUTED EARNINGS PER SHARE:
Class A common stock	$0.45	$1.62
Class B common stock	$0.45	$1.62

ManTech-F

ManTech International Corporation

Investor Relations
Judy Bjornaas
Executive Vice President and Chief Financial Officer
(703) 218-8269
Investor.Relations@ManTech.com

Media
Sue Cushing
VP Corporate Communications
(703) 814-8369
Sue.Cushing@ManTech.com